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EXHIBIT 3.4


                                    DELAWARE
                       ---------------------------------
                                The First State


I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SUNGAME CORPORATION", FILED IN THIS OFFICE ON THE SEVENTH DAY OF OCTOBER, A.D. 2008. AT 11:42 O'CLOCK A.M.





                                  [SEAL HERE]

                                          /s/ Jeffrey W. Bullock
                                          --------------------------------------
                                          Jeffrey W. Bullock, Secretary of State



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State of Delaware
Secretary of State
Division of Corporations
Delivered 11:42 AM 10/07/2008
FILED 11:42 AM 10/07/2008
SRV 081017998 - 4251380 FILE


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              SUNGAME CORPORATION



     The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

     FIRST: That at a meeting of the Board of Directors of Sungame Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

          The total number of shares which the corporation is authorized to issue is 105,000,000 shares, 100,000,000 of which are designated common shares with a $0.001 par value, 5,000,000 of which are designated preferred shares with a $0.001 par value with Rights, Privileges, and Preferences to be hereafter determined and designated by the Board of Directors.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a majority of the stockholders of said corporation executed a written consent to action, in accordance with the General Corporation Law of the State of Delaware, voting in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 4th day of October, 2008.


                                        By: /s/ Guy Robert
                                            -------------------------------
                                                Authorized Officer


                                        Title: President
                                        Name: Guy Robert